Contact:  Victor M. Perez
                                                      Tom Green
                                                      (713) 780-9926
ir@tricomarinetx.com
FOR IMMEDIATE RELEASE

TRICO MARINE SERVICES, INC. TO EXCHANGE COMMON STOCK FOR
$32.1 MILLION OF SENIOR NOTES

(Houston, TX, June 14, 2000) Trico Marine Services, Inc. (NASDAQ: TMAR) announced today that it has agreed with a bondholder group, to exchange 3,109,857 shares of its common stock for $32,140,000 face amount, plus accrued interest, of its $280 million of 8-1/2% senior notes due 2005. The closing date is scheduled for June 16, 2000.

"This transaction, which is accretive to earnings, reduces our interest expense by approximately $2.7 million annually and enhances the operating leverage Trico has to improvements in vessel day rates and utilization," said Thomas E. Fairley, President and Chief Executive Officer. "This was a unique opportunity we identified to reduce financial leverage and improve our financial flexibility. We do not have plans to complete other similar stock for notes exchanges," Fairley added.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and has been declared effective. This press release shall not constitute an offer to sell or the solicitation of the offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Trico Marine provides marine support services to the oil and gas industry, primarily in the Gulf of Mexico, the North Sea, and Latin America. The services provided by the Company's diversified fleet of vessels include the marine transportation of drilling materials, supplies and crews and support for offshore well servicing, construction, installation and maintenance of offshore facilities.

CERTAIN STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACT MAY BE "FORWARD-LOOKING STATEMENTS." ACTUAL EVENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENT. THERE ARE A NUMBER OF IMPORTANT FACTORS INVOLVING RISKS AND UNCERTAINTIES BEYOND THE CONTROL OF THE COMPANY THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. A DESCRIPTION OF RISKS AND UNCERTAINTIES ATTENDANT TO TRICO MARINE SERVICES, INC. AND ITS INDUSTRY AND OTHER FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS ARE INCLUDED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.